Tidal Trust I 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 267 and No. 268 to the Registration Statement on Form N-1A of The Free Markets ETF, a series of Tidal Trust I.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 3, 2025